UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2013

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

550 West Adams Street

9th Floor

Chicago, Illinois 60661

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 26, 2013, the Compensation Committee of Neutral Tandem, Inc. d/b/a Inteliquent (the “Company”) increased the 2013 target bonus levels under the Company’s annual cash incentive bonus plan for G. Edward Evans, Chief Executive Officer, and David Zwick, Chief Financial Officer and Executive Vice President, from 40% of such executive officer’s annual base salary to 50% of such executive officer’s annual base salary.

On March 26, 2013, the Compensation Committee also approved an increase in Mr. Zwick’s annual base salary from $280,000 to $320,000, effective March 1, 2013.

It is anticipated that the Company will enter into written amendments to its employment agreements with each of Mr. Evans and Mr. Zwick to reflect the increased target bonus levels and, in the case of Mr. Zwick, the increase in annual base salary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

Date: March 27, 2013	/s/ Richard L. Monto
	Name:	Richard L. Monto
	Title:	General Counsel, Senior Vice President and Corporate Secretary